Exhibit 99.1

   Golden West Reports 8% Earnings Increase for the Second Quarter

    OAKLAND, Calif.--(BUSINESS WIRE)--July 20, 2006--Golden West Financial Corporation (NYSE:GDW), parent of World Savings Bank, announced diluted earnings per share of $1.25 in the second quarter, up 8% from the $1.16 reported during the same period in 2005. Per share profits for the first half of 2006 reached $2.50, a 10% increase from the $2.28 posted in the first six months of 2005.
    The Company also made headlines during the quarter by announcing a definitive agreement to merge with Wachovia Corporation. Opening her quarterly remarks, Marion Sandler, Chairman of the Board and Chief Executive Officer, commented on the pending merger, stating, "Golden West has grown consistently over many years, and this milestone is the next step in our evolution. We entered into this agreement with the expectation that it would create a leading financial institution with more than $650 billion in assets and a national presence. We are very excited about the prospects this presents for our shareholders." Continuing, Sandler noted, "In addition, we look forward to providing our loyal customers with the banking products they've been asking for. We believe Wachovia is the perfect partner to meet customers' needs, provide opportunities to our employees and further enhance the value of the strong company we've built for our investors."
    Moving to a discussion of Golden West's second quarter results, Sandler began by reflecting on the current lending environment. She observed, "After several years of extraordinary activity, mortgage demand slowed in 2006, as expected. Industry groups estimate that mortgage originations are down approximately 13% from the second quarter last year, and we've experienced a similar decline in our new loan volume." Golden West originated $11.7 billion of loans in the second quarter, a 13% decrease from the $13.5 billion reported one year earlier. For the first six months of 2006, mortgage volume totaled $23.3 billion, a 6% drop from the $24.6 billion in the same period of 2005.
    Sandler further remarked, "Our mortgage portfolio continued to grow in 2006, even though repayment activity of our existing loans remained high." Golden West's loans receivable balance increased $1.2 billion, or at a 4% annualized rate in the second quarter, and by $10.8 billion, or 10%, from the same period last year. Sandler added, "Having a larger mortgage portfolio and a steady net interest margin provided the impetus for the 8% growth in our profits."
    Discussing the credit performance of the Company's mortgages, Sandler noted, "The principal way we evaluate the quality of our loan portfolio is the ratio of nonperforming assets, often called NPAs, to total assets. The Company's careful lending practices, combined with a strong real estate market, have helped keep NPAs near historic lows." At June 30, 2006, Golden West's ratio of nonperforming assets to total assets was .37%, up from the very low .28% posted one year earlier.
    Moving to another topic, Sandler commented on the Company's general and administrative (G&A) expenses, noting, "The Company's G&A ratio, which measures the amount of resources it takes to manage the Company's assets, tends to rise during periods of slower asset growth, such as today's environment, and decline when our balance sheet expands quickly, as was the case last year." Golden West's ratio of G&A to average assets was .89% in the second quarter of 2006, up from a low .83% reported in the same period one year earlier.
    Concluding, Sandler briefly touched on Golden West's savings activity. She stated, "Aggressive pricing by our competitors and renewed interest in the stock market slowed our deposit inflows from last year's record level." Golden West reported deposit growth of $651 million in the second quarter, down from an all-time high of $3.6 billion in the same period one year earlier. For the first six months of 2006, savings inflows amounted to $2.1 billion, compared to $6.3 billion in the first half of 2005.

    Headquartered in Oakland, California, Golden West is one of the nation's largest financial institutions with assets over $125 billion as of June 30, 2006. The Company has one of the most extensive thrift branch systems in the country, with 285 savings branches in 10 states and lending operations in 39 states. Golden West's stock is listed on the New York Stock Exchange under the ticker symbol GDW.
    Golden West investor information is available at www.gdw.com. Information about the Company's home loans and savings and checking accounts can be found at www.worldsavings.com and about its proprietary no-load mutual funds and annuities at www.atlasfunds.com.

    Information in this Press Release may contain various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections, statements of the plans and objectives of management for future operations, statements of future economic performance, assumptions underlying these statements and other statements that are not statements of historical facts. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are beyond Golden West's control. Should one or more of these risks, uncertainties or contingencies materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated. Among the key risk factors that may have a direct bearing on Golden West's results of operations and financial condition are competitive practices in the financial services industries; operational and systems risks; general economic and capital market conditions, including fluctuations in interest rates; economic conditions in certain geographic areas; and the impact of current and future laws, governmental regulations, and accounting and other rulings and guidelines affecting the financial services industry in general and Golden West's operations in particular. In addition, actual results may differ materially from the results discussed in any forward-looking statements.


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF NET EARNINGS
                       AND OTHER FINANCIAL DATA
                              (Unaudited)
            (Dollars in thousands except per share figures)


                      Three Months Ended         Six Months Ended
                            June 30                   June 30
                   ------------------------- -------------------------
                       2006         2005         2006         2005
                   ------------ ------------ ------------ ------------
Interest Income
    Interest on
     loans (a)      $2,099,570   $1,488,220   $4,054,155   $2,799,561
    Interest on
     mortgage-
     backed
     securities (a)     21,093       23,188       42,483       48,728
    Interest and
     dividends on
     investments        44,393       28,745       87,803       56,158
                   ------------ ------------ ------------ ------------
                     2,165,056    1,540,153    4,184,441    2,904,447
Interest Expense
    Interest on
     deposits          573,022      365,029    1,085,041      663,347
    Interest on
     advances          471,296      273,911      900,752      497,179
    Interest on
     repurchase
     agreements         73,512       33,690      135,896       58,954
    Interest on
     other
     borrowings        157,772       72,007      290,232      132,078
                   ------------ ------------ ------------ ------------
                     1,275,602      744,637    2,411,921    1,351,558
                   ------------ ------------ ------------ ------------
Net Interest Income
 (a)                   889,454      795,516    1,772,520    1,552,889
Provision for loan
 losses                  2,758        1,807        7,051        2,691
                   ------------ ------------ ------------ ------------
Net Interest Income
 after Provision
 for Loan Losses       886,696      793,709    1,765,469    1,550,198
Noninterest Income
    Fees (a)            18,536       14,244       31,495       25,357
    Gain on the
     sale of
     securities,
     MBS and loans       3,073        1,847        5,256        3,605
    Other               21,851       20,043       43,293       36,976
                   ------------ ------------ ------------ ------------
                        43,460       36,134       80,044       65,938
Noninterest Expense
    General and
     adminis-
     trative:
        Personnel      196,393      159,791      389,382      311,622
        Occupancy       25,521       22,568       50,089       44,793
        Technology
         and tele-
         communi-
         cations        26,542       23,252       50,235       44,674
        Deposit
         insurance       1,916        1,869        3,841        3,724
        Advertising      8,335        7,045       14,848       14,585
        Other           27,963       24,049       49,562       43,415
                   ------------ ------------ ------------ ------------
                       286,670      238,574      557,957      462,813

Earnings before
 Taxes on Income       643,486      591,269    1,287,556    1,153,323
Taxes on Income        253,108      230,840      506,232      444,644
                   ------------ ------------ ------------ ------------
Net Earnings          $390,378     $360,429     $781,324     $708,679
                   ============ ============ ============ ============


Basic Earnings Per
 Share                   $1.26        $1.17        $2.53        $2.31
                   ============ ============ ============ ============
Diluted Earnings
 Per Share               $1.25        $1.16        $2.50        $2.28
                   ============ ============ ============ ============

Average common
 shares
 outstanding       308,736,887  307,440,730  308,568,145  307,152,495
Average diluted
 common shares
 outstanding       312,072,356  311,770,849  311,944,103  311,469,354

Ratios: (b)
    Net earnings /
     average
     stockholders'
     equity (ROE)        16.91%       18.59%       17.27%       18.68%
    Net earnings /
     average assets
     (ROA)                1.22%        1.25%        1.23%        1.26%
    Net interest
     margin (a)(c)        2.81%        2.80%        2.83%        2.80%
    General and
     administrative
     expense /
     average assets        .89%         .83%         .88%         .82%
    Efficiency
     ratio (d)           30.73%       28.69%       30.12%       28.59%


(a) Reflects reclassification of prepayment fees and late payment charges from noninterest income to interest income.
(b) Ratios are annualized by multiplying the quarterly computation by four and the semi-annual computations by two. Averages are computed by adding the beginning balances and each monthend balance during the quarter and the year and dividing by four and seven, respectively.
(c) Net interest margin is net interest income divided by average earning assets.
(d) Efficiency ratio is general and administrative expense divided by the sum of net interest income and noninterest income.


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                       AND OTHER FINANCIAL DATA
                              (Unaudited)
            (Dollars in thousands except per share figures)


                                Jun. 30       Mar. 31       Dec. 31
                                  2006          2006          2005
                             ------------- ------------- -------------
ASSETS
  Cash                           $296,595      $242,496      $518,161
  Federal funds sold,
   securities purchased
   under agreement to resell
   and other investments        1,524,581     1,579,133     1,321,626
  Securities available for
   sale, at fair value            336,848       359,549       382,499

  Purchased MBS available
   for sale, at fair value         10,131        10,904        11,781
  Purchased MBS held to
   maturity, at cost              278,564       291,302       303,703
  MBS with recourse held to
   maturity, at cost            1,036,197     1,104,248     1,168,480
  Loans held for sale             152,439       136,526        83,365
  Loans held in portfolio
   less allowance for loan
   losses                     122,040,539   120,756,630   117,798,600
                             ------------- ------------- -------------
     Total Loans Receivable
      and MBS                 123,517,870   122,299,610   119,365,929

  Interest earned but
   uncollected                    452,807       420,400       392,303
  Investment in capital
   stock of Federal Home
   Loan Banks (FHLBs)           1,917,927     1,887,906     1,857,580
  Foreclosed real estate           10,765        10,408         8,682
  Premises and equipment,
   net                            408,405       409,582       403,084
  Other assets                    339,829       347,372       365,299
                             ------------- ------------- -------------
      Total Assets           $128,805,627  $127,556,456  $124,615,163
                             ============= ============= =============

LIABILITIES and
STOCKHOLDERS' EQUITY
  Deposits                    $62,234,341   $61,583,224   $60,158,319
  Advances from FHLBs          38,447,298    38,508,932    38,961,165
  Securities sold under
   agreements to repurchase     5,600,000     5,900,000     5,000,000
  Bank notes                    2,182,961     2,976,916     2,393,951
  Senior debt                   9,563,956     8,075,302     8,194,266
  Taxes on income                 612,175       771,388       547,653
  Other liabilities               752,105       697,734       688,844
  Stockholders' equity          9,412,791     9,042,960     8,670,965
                             ------------- ------------- -------------
      Total Liabilities and
       Stockholders' Equity  $128,805,627  $127,556,456  $124,615,163
                             ============= ============= =============

Total deferred interest in
 loans receivable and MBS        $914,508      $665,715      $448,816
Total deferred interest as a
 percentage of loans
 receivable and MBS                   .74%          .54%          .38%

Capitalized mortgage
 servicing rights                 $33,214       $35,518       $39,134

Stockholders' equity / total
 assets                              7.31%         7.09%         6.96%

Book value per common share        $30.47        $29.31        $28.15
Common shares outstanding     308,939,749   308,553,361   308,041,776


                                        Sep. 30           Jun. 30
                                          2005              2005
                                    ---------------- -----------------
ASSETS
  Cash                                     $326,443          $301,269
  Federal funds sold, securities
   purchased under agreement to
   resell and other investments           1,235,155         1,091,702
  Securities available for sale, at
   fair value                               341,905           590,848

  Purchased MBS available for sale,
   at fair value                             12,634            13,665
  Purchased MBS held to maturity,
   at cost                                  318,257           338,659
  MBS with recourse held to
   maturity, at cost                      1,253,710         1,346,080
  Loans held for sale                       127,553            48,636
  Loans held in portfolio less
   allowance for loan losses            114,801,293       110,999,190
                                    ---------------- -----------------
     Total Loans Receivable and MBS     116,513,447       112,746,230

  Interest earned but uncollected           361,595           319,264
  Investment in capital stock of
   Federal Home Loan Banks (FHLBs)        1,797,533         1,688,661
  Foreclosed real estate                      8,828             8,769
  Premises and equipment, net               401,713           403,121
  Other assets                              294,787           335,814
                                    ---------------- -----------------
      Total Assets                     $121,281,406      $117,485,678
                                    ================ =================

LIABILITIES and
STOCKHOLDERS' EQUITY
  Deposits                              $58,429,315       $59,226,140
  Advances from FHLBs                    38,896,681        35,755,870
  Securities sold under agreements
   to repurchase                          5,150,000         4,450,000
  Bank notes                              2,488,983         2,232,955
  Senior debt                             6,705,316         6,736,979
  Taxes on income                           560,182           594,348
  Other liabilities                         780,460           552,943
  Stockholders' equity                    8,270,469         7,936,443
                                    ---------------- -----------------
      Total Liabilities and
       Stockholders' Equity            $121,281,406      $117,485,678
                                    ================ =================

Total deferred interest in loans
 receivable and MBS                        $279,388          $160,201
Total deferred interest as a
 percentage of loans receivable and
 MBS                                            .24%              .14%

Capitalized mortgage servicing
 rights                                     $40,684           $43,835

Stockholders' equity / total assets            6.82%             6.76%

Book value per common share                  $26.89            $25.79
Common shares outstanding               307,583,276       307,760,826


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                    QUARTERLY FINANCIAL HIGHLIGHTS
                              (Unaudited)
            (Dollars in thousands except per share figures)


                                        For the Quarter Ended
                                --------------------------------------
                                  Jun. 30      Mar. 31      Dec. 31
                                   2006         2006         2005
                                ------------ ------------ ------------
AVERAGE BALANCES (a)
  Cash and investments           $2,232,295   $2,027,721   $2,522,688
  Loans receivable and MBS      123,008,552  120,928,224  117,975,267
  Investment in capital stock
   of FHLBs                       1,901,234    1,869,824    1,818,288
  Deposits                       61,632,739   60,830,208   59,484,698
  Advances from FHLBs            38,265,270   38,346,279   38,841,391
  Securities sold under
   agreements to repurchase       5,887,500    5,537,500    5,075,000
  Other borrowings               11,820,494   10,956,053   10,087,729
  Stockholders' equity            9,231,683    8,867,321    8,461,148

Total Average Assets            128,352,965  125,994,603  123,443,755
Average Earning Assets          126,654,282  124,364,450  121,904,742
Average Interest-Bearing
 Liabilities                    117,606,003  115,670,040  113,488,818

OPERATING RESULTS
  Net interest income (b)          $889,454     $883,066     $858,842
  Provision for loan losses           2,758        4,293        2,789
  Noninterest income (b)             43,460       36,584       42,276
  Noninterest expense               286,670      271,287      262,220
                                ------------ ------------ ------------
  Earnings before taxes on
   income                           643,486      644,070      636,109
  Taxes on income                   253,108      253,124      240,864
                                ------------ ------------ ------------
  Net earnings                     $390,378     $390,946     $395,245
                                ============ ============ ============

  Effective tax rate (c)              39.33%       39.30%       37.87%
  Prepayment fees included in
   interest income                  $92,908      $77,813      $90,640
  Late fees included in
   interest income                   $5,910       $5,943       $5,088

  Basic EPS                           $1.26        $1.27        $1.29
  Diluted EPS                         $1.25        $1.25        $1.27

Average common shares
 outstanding                    308,736,887  308,397,529  307,350,451
Average diluted common shares
 outstanding                    312,072,356  311,808,276  311,323,062

Ratios: (d)
  Net earnings / average
   stockholders' equity (ROE)         16.91%       17.64%       18.69%
  Net earnings / average assets
   (ROA)                               1.22%        1.24%        1.28%
  Net interest margin (b)              2.81%        2.84%        2.82%
  General and administrative
   expense / average assets             .89%         .86%         .85%
  Efficiency ratio                    30.73%       29.50%       29.10%

SPREAD DATA
  Yield on loan portfolio (b)          7.04%        6.71%        6.37%
  Yield on interest-earning
   investments                         5.30%        4.91%        4.11%
                                ------------ ------------ ------------
    Yield on interest-earning
     assets (b)                        7.02%        6.69%        6.35%
                                ------------ ------------ ------------

  Cost of savings                      3.94%        3.56%        3.24%
  Cost of borrowings                   5.25%        4.78%        4.37%
                                ------------ ------------ ------------
    Cost of funds                      4.56%        4.14%        3.78%
                                ------------ ------------ ------------

        Primary Spread at
         quarter end (b)               2.46%        2.55%        2.57%
                                ============ ============ ============

  Average Primary Spread for
   the quarter (b)                     2.51%        2.57%        2.61%


                                         For the Quarter Ended
                                  ------------------------------------
                                        Sep. 30           Jun. 30
                                         2005              2005
                                   ----------------- -----------------
AVERAGE BALANCES (a)
  Cash and investments                   $1,781,055        $2,085,597
  Loans receivable and MBS              114,661,554       110,124,924
  Investment in capital stock of
   FHLBs                                  1,725,611         1,676,949
  Deposits                               58,912,429        57,300,656
  Advances from FHLBs                    36,894,412        35,696,338
  Securities sold under agreements
   to repurchase                          4,812,500         4,325,000
  Other borrowings                        9,118,909         8,579,755
  Stockholders' equity                    8,109,144         7,756,555

Total Average Assets                    119,237,057       114,951,805
Average Earning Assets                  117,875,145       113,599,941
Average Interest-Bearing
 Liabilities                            109,738,250       105,901,749

OPERATING RESULTS
  Net interest income (b)                  $840,624          $795,516
  Provision for loan losses                   2,810             1,807
  Noninterest income (b)                     36,638            36,134
  Noninterest expense                       237,382           238,574
                                   ----------------- -----------------
  Earnings before taxes on income           637,070           591,269
  Taxes on income                           254,830           230,840
                                   ----------------- -----------------
  Net earnings                             $382,240          $360,429
                                   ================= =================

  Effective tax rate (c)                      40.00%            39.04%
  Prepayment fees included in
   interest income                          $87,856           $71,211
  Late fees included in interest
   income                                    $4,940            $4,740

  Basic EPS                                   $1.24             $1.17
  Diluted EPS                                 $1.22             $1.16

Average common shares outstanding       307,889,162       307,440,730
Average diluted common shares
 outstanding                            312,174,156       311,770,849

Ratios: (d)
  Net earnings / average
   stockholders' equity (ROE)                 18.85%            18.59%
  Net earnings / average assets
   (ROA)                                       1.28%             1.25%
  Net interest margin (b)                      2.85%             2.80%
  General and administrative
   expense / average assets                     .80%              .83%
  Efficiency ratio                            27.06%            28.69%

SPREAD DATA
  Yield on loan portfolio (b)                  6.04%             5.67%
  Yield on interest-earning
   investments                                 3.93%             3.41%
                                   ----------------- -----------------
    Yield on interest-earning
     assets (b)                                6.01%             5.64%
                                   ----------------- -----------------

  Cost of savings                              2.97%             2.70%
  Cost of borrowings                           3.82%             3.34%
                                   ----------------- -----------------
    Cost of funds                              3.38%             2.99%
                                   ----------------- -----------------

        Primary Spread at quarter
         end (b)                               2.63%             2.65%
                                   ================= =================

  Average Primary Spread for the
   quarter (b)                                 2.66%             2.62%


(a) Averages are computed by adding the beginning balance and each monthend balance during the quarter and dividing by four.
(b) Reflects reclassification of prepayment fees and late payment charges from noninterest income to interest income.
(c) From quarter to quarter, the effective tax rate may fluctuate due to changes in the volume of business activity in the various states where we operate.
(d) Ratios are annualized by multiplying the quarterly computation by four. Averages are computed by adding the beginning balance and each monthend balance during the quarter and dividing by four.


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                    QUARTERLY FINANCIAL HIGHLIGHTS
                              (Unaudited)
            (Dollars in thousands except per share figures)


                                       For the Quarter Ended
                             -----------------------------------------
                                Jun. 30        Mar. 31      Dec. 31
                                 2006           2006         2005
                             -------------- ------------- ------------
LOAN ACTIVITY
  New real estate loans
   originated                  $11,691,213   $11,565,992  $13,119,738
  New adjustable rate
   mortgages as a percentage
   of new real estate loans
   originated                           99%           99%          99%
  New refinanced mortgages
   as a percentage of new
   real estate loans
   originated                           84%           84%          81%

  Loan and MBS repayments (a)  $10,544,525    $8,889,241   $9,743,052
  Loan and MBS repayment
   rate (b)                          34.74%        30.00%       33.68%

  Net increase in loan
   portfolio                    $1,218,260    $2,933,681   $2,852,482
  Growth rate of the loan
   portfolio (c)                      3.98%         9.83%        9.79%

  Loan sales                      $329,581      $195,641     $377,195

  Loans serviced for others     $4,318,321    $4,177,222   $4,158,750

  Nonperforming assets
     Loans and MBS 90 days
      or more past due            $465,510      $426,480     $373,671
     Foreclosed real estate         10,765        10,408        8,682
                             -------------- ------------- ------------
          Total
           nonperforming
           assets                 $476,275      $436,888     $382,353
                             ============== ============= ============

  Ratio of nonperforming
   assets (NPAs) to total
   assets                              .37%          .34%         .31%
  Ratio of troubled debt
   restructured (TDRs) to
   total assets                        .00%          .00%         .00%
  Ratio of NPAs and TDRs to
   total assets                        .37%          .34%         .31%

  Loan loss reserve               $302,069      $299,965     $295,859
  Net loan chargeoffs                 $654          $187         $305
  Net chargeoffs/average
   loans (d)                           .00%          .00%         .00%

DEPOSIT ACTIVITY
  Deposit increase
   (decrease)                     $651,117    $1,424,905   $1,729,004

STOCK REPURCHASE ACTIVITY
  Number of shares
   repurchased and retired               0             0      560,000
  Cost of shares repurchased            $0            $0      $32,728
  Remaining number of shares
   authorized for repurchase    17,671,358    17,671,358   17,671,358



                                            For the Quarter Ended
                                       -------------------------------
                                            Sep. 30        Jun. 30
                                             2005           2005
                                        --------------- --------------
LOAN ACTIVITY
  New real estate loans originated         $13,768,941    $13,452,983
  New adjustable rate mortgages as a
   percentage of new real estate loans
   originated                                       99%            99%
  New refinanced mortgages as a
   percentage of new real estate loans
   originated                                       76%            75%

  Loan and MBS repayments (a)               $9,557,669     $8,207,391
  Loan and MBS repayment rate (b)                34.14%         30.74%

  Net increase in loan portfolio            $3,767,217     $5,252,406
  Growth rate of the loan portfolio (c)          13.37%         19.54%

  Loan sales                                  $225,897        $98,006

  Loans serviced for others                 $4,029,073     $4,105,410

  Nonperforming assets
     Loans and MBS 90 days or more past
      due                                     $335,376       $322,173
     Foreclosed real estate                      8,828          8,769
                                        --------------- --------------
          Total nonperforming assets          $344,204       $330,942
                                        =============== ==============

  Ratio of nonperforming assets (NPAs)
   to total assets                                 .28%           .28%
  Ratio of troubled debt restructured
   (TDRs) to total assets                          .00%           .00%
  Ratio of NPAs and TDRs to total
   assets                                          .28%           .28%

  Loan loss reserve                           $293,375       $291,687
  Net loan chargeoffs                           $1,122           $312
  Net chargeoffs/average loans (d)                 .00%           .00%

DEPOSIT ACTIVITY
  Deposit increase (decrease)                $(796,825)    $3,632,875

STOCK REPURCHASE ACTIVITY
  Number of shares repurchased and
   retired                                     425,000              0
  Cost of shares repurchased                   $25,156             $0
  Remaining number of shares authorized
   for repurchase                           18,231,358     18,656,358


(a) For ELOCs, only amounts paid at the termination of the line of credit are included in repayments. Prior to 2006, ELOCs were not included in repayments.
(b) The loan and MBS repayment rate is the quarterly repayments annualized as a percentage of the prior quarter's ending loan and MBS balance.
(c) The growth rate of the loan portfolio is the quarterly growth annualized as a percentage of the prior quarter's ending loan portfolio.
(d) Includes loans that were securitized and retained as MBS with recourse held to maturity.


    CONTACT: Golden West Financial Corporation
             William C. Nunan, 510-446-3614